Exhibit 10.25

935 Stewart Drive

Sunnyvale, CA 94085-3913

December 20, 2009

Chris Gibson

Via email chris_gibson@Trimble.com

Dear Chris:

This letter documents an update to the pension plan terms and conditions of your June 11, 2008 offer letter.

Effective January 1, 2010, Trimble will provide a company contribution match into the US deferred compensation plan. This will replace the current provision of your June 11, 2008 offer letter, as we will no longer provide funding into the UK pension plan.

1.	2010 One time contribution match

In 2010 only, Trimble will provide a company contribution of up to $9,480.00, upon verification of your contribution of matching funds into the 2010 US deferred compensation plan. The company contribution will be contributed into the US deferred compensation plan pro rated on a quarterly basis, net of applicable taxes.

2.	2010 (and following years) eligible earnings funding match.

In addition, Trimble will annually provide a company contribution of up to 5% of your salary and MIP earnings, upon verification of your contribution of matching funds into the deferred compensation plan. The company contribution will be contributed into the US deferred compensation plan on a quarterly basis, net of applicable taxes.

All other plan provisions of the US deferred compensation plan will apply, and payment of any contribution match is conditioned on continued employment and compliance with plan requirements. You shall be responsible for determination of tax treatment of any contributions or distributions and payment of applicable taxes under the laws of the United Sates and any other jurisdiction.

Your signature will be confirmation of your understanding of these terms and conditions. Any modifications to this agreement must be in writing, signed by both you and an authorized representative of Trimble.

Please acknowledge receipt of this agreement with its terms by signing two originals and returning one to the person listed below.

Sincerely,

/s/ Mary Kay Strangis

Mary Kay Strangis

Accepted by:

/s/ Christopher Gibson	12/21/2009
Chris Gibson	Date

cc:	Jim Kirkland
Raj Bahri
Steven Berglund

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